Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 21, 2012 (the “Effective Date”) by Talmer Bancorp, Inc., a Michigan corporation (together with any successor entity thereto, the “Company”), and the investors identified on the signature page(s) hereto (collectively, the “Holders” and each individually, a “Holder”).

WHEREAS, on March 23, 2010, in order to induce certain investors to purchase shares of the Company’s Class A common stock, par value $1.00 per share (the “Common Stock”) in a private placement of the Company’s Common Stock that closed on April 30, 2010 (the “2010 Offering”), the Company entered into that certain Registration Rights Agreement dated March 23, 2010 (the “Original Agreement”);

WHEREAS, the Company is conducting another private placement of up to approximately $174.0 million (the “2012 Offering”) of its Common Stock, consisting of an initial drawdown by the Company of approximately $21.0 million at $8.00 per share (the “Initial Drawdown”), and up to approximately $153.0 million of event driven capital at $8.00 per share following the Initial Drawdown, and the Company desires to enter into this Agreement which supersedes, terminates and replaces the Original Agreement and grants certain registration rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agrees as follows:

1.                                      Certain Definitions.

For purposes of the registration rights set forth in this Agreement, the following terms shall have the following respective meanings:

“Agreement” shall have the meaning assigned thereto in the preamble.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Claims” shall have the meaning assigned thereto in Section 5(a).

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” shall have the meaning assigned thereto in the preamble.

“Company” shall have the meaning assigned thereto in the preamble.

“Demand Right” shall have the meaning assigned thereto in Section 2(b).

“Effective Time” shall mean the time and date as of which the Commission declares the Registration Statement effective or as of which the Registration Statement otherwise becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Filing Date” shall have the meaning assigned thereto in Section 2(a).

“Filing Deadline” shall mean either (i) June 15, 2012, in the event the Company has not filed an IPO Registration Statement by June 15, 2012, or (ii) November 7, 2012, in the event the Company filed its IPO Registration Statement by June 15, 2012, but such IPO Registration Statement has not been declared effective under the Securities Act by October 31, 2012.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“IPO Registration Statement” shall have the meaning assigned thereto in Section 2(e).

“Issuer Free Writing Prospectus” shall have the meaning assigned thereto in Section 2(c).

“Person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Private Placements” shall collectively mean the 2010 Offering and the 2012 Offering.

“Prospectus” shall mean the prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Registrable Securities” shall mean the Securities issued to Holders in the Private Placements; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Registration Statement registering the resale of such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the Holder thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such Security has been transferred pursuant to Rule 144 (or any similar provision then in effect); or (iii) such Security shall cease to be outstanding.

“Registration Statement” shall mean any registration statement of the Company that covers the resale of Registrable Securities under the Securities Act pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Rule 144,” “Rule 144A,” “Rule 405,” “Rule 415,” “Rule 429” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Securities” shall mean the Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Selling Holder” shall mean each Holder that has Registrable Securities included in a Registration Statement.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Suspension Period” shall have the meaning assigned thereto in Section 2(d).

“Underwritten Offering” shall mean a sale of Securities pursuant to a firm commitment underwritten offering.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2.                                      Registration Under the Securities Act.

(a)                                 Shelf Registration Statement.  If the Company has not filed an IPO Registration Statement by June 15, 2012, or if such IPO Registration Statement has been filed but has not been declared effective under the Securities Act by October 31, 2012, the Company shall, no later than the Filing Deadline, file with the Commission a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company (a “Shelf Registration Statement”) relating to the offer and sale of the Registrable Securities by the Holders from time to time pursuant to Rule 415 in accordance with the methods of distribution elected by such Holders holding a majority of the Registrable Securities and set forth in such Shelf Registration Statement (such date, the “Filing Date”) and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing thereof, but no later than 120 calendar days following the Filing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.  The Company agrees to use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) six months from the Effective Time; provided, that, all of the Registrable Securities are eligible for sale without any volume or manner of sale restrictions pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act, or (ii) such time as there are no longer any Registrable Securities outstanding; provided, however, that if the Company has an effective Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 30 Business Days prior written notice to all Holders, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within 15 Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Securities already in progress, in which case the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial

Registration Statement or any short-form Registration Statement for the period necessary to complete such distribution and no more than 45 days from the date that the Company receives the notice from such Holders requesting a delay.  Any Shelf Registration Statement shall provide for the resale from time to time and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Securities.  If the Company has not filed an IPO Registration Statement by June 15, 2012, or such IPO Registration Statement has been filed but has not been declared effective under the Securities Act by October 31, 2012, the obligation to file the Shelf Registration Statement by the applicable Filing Deadline may be waived and/or extended, in writing, by the holders of at least 75% of the shares of Common Stock held by the Holders, WLR IV Parallel ESC, L.P. and WLR Recovery Fund IV, L.P.  Each Holder of any Securities at the time or thereafter outstanding shall be bound by any such waiver or extension effected pursuant to this Section 2(a), whether or not any notice or writing indicating such waiver or extension is delivered to such Holder.

(b)                                 Right to Piggyback on Demand Right.  Whenever the Company proposes to register any of its securities under the Securities Act pursuant to a right to demand such registration (a “Demand Right”) by any of the Company’s stockholders (other than (i) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms or (ii) a registration relating solely to employment benefit plans) and the registration form to be used for such Demand Right may be used for the registration of the Securities purchased in the Private Placements and held by the Holders (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders who own Registrable Securities of its intention to effect such a registration and, subject to the terms of such Demand Right, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities held by the Holders with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.  Notwithstanding the foregoing, if a Piggyback Registration is an underwritten secondary registration and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number of securities that can be reasonably sold in such offering, then, if it will not adversely affect the marketability of the offering or the price range of such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pursuant to a Demand Right, and (ii) second, the Registrable Securities held by Holders that requested to be included in such registration, pro rata among the Holders on the basis of the total number of Registrable Securities then held by each Holder who requested to be included therein.

(c)                                  The Company represents and agrees that, unless it obtains the prior consent of the Holders or the consent of the managing underwriter(s) in connection with any Underwritten Offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90 day period or an aggregate of 90 days in any 12 month period (such period, a “Suspension

Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

(e)                                  Right to Piggyback on IPO Registration Statement.  For a period of two years from the Effective Date, if the Company proposes to file a registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of its shares of Common Stock (the “IPO Registration Statement”), the Company will notify each Holder in writing of the proposed filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in the IPO Registration Statement.

(i)                                     The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(e) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Securities in such IPO Registration Statement prompt written notice of such termination or withdrawal.

(ii)                                  In the event the IPO Registration Statement is not declared effective within 90 days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Securities in the pending IPO Registration Statement.  Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (e) above.

(iii)                               The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Securities are included in the IPO Registration Statement or otherwise.

(iv)                              The Company shall advise all Holders of the underwriter for the Underwritten Offering proposed under the IPO Registration Statement.  The right of any such Holder’s Registrable Securities to be included in the IPO Registration Statement pursuant to Section 2(e) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations, warranties or indemnities to or agreements with the Company or the underwriters other than representations, warranties, indemnities or agreements regarding such

Holder and such Holder’s intended method of distribution and other representations required by law or reasonably and customarily requested by the underwriters from selling stockholders; provided, further, that no Holder shall be required to make any representation or warranty or any agreement that is more extensive or burdensome than those made by other stockholders.  The IPO Registration Statement shall include all Registrable Securities requested by the Holders to be included therein in accordance with Section 2(e).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such IPO Registration Statement and to other holders having comparable registration rights (on a pro rata basis based on the total number of Registrable Securities then held by each such Holder or holder who is requesting inclusion).

(v)                                 By electing to include the Registrable Securities in the IPO Registration Statement, the Holder of such Registrable Securities shall be deemed to have agreed not to effect any public sale or distribution of Securities of the Company of the same or similar class or classes of the Securities included in the IPO Registration Statement or any Securities convertible into or exchangeable or exercisable for such Securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than 60 days prior to and 180 days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

(vi)                              If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least five Business Days prior to the effective date of the IPO Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.                                      Registration Procedures.

In connection with a Registration Statement, the following provisions shall apply:

(a)                                 The Company shall furnish to each Selling Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement, and shall furnish to such Selling Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its commercially reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Selling Holders and their respective counsel reasonably may propose.

(b)                                 The Company shall promptly take such action as may be necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies with the Securities Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period of effectiveness related to such Registration Statement include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  The Company shall promptly advise each Selling Holder, and shall confirm such advice in writing if so requested by any such Selling Holder:

(i)                                     when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Selling Holders to suspend the use of the Prospectus until the requisite changes have been made).

(d)                                 The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and to notify each Selling Holder of the issuance of such order and the resolution thereof.

(e)                                  Upon request, the Company shall furnish to each Selling Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Selling Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

(f)                                   The Company shall, during the period of effectiveness related to a Registration Statement, deliver to each Selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as such Selling Holder may reasonably request; and the Company consents (except during the Suspension Periods or during the continuance of any event or the existence of any state of facts described in Section 3(c)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the period of effectiveness related to such Registration Statement.

(g)                                  Prior to any offering of Registrable Securities pursuant to the Registration Statement, the Company shall use commercially reasonable efforts to (i) register or qualify or cooperate with the Selling Holders and their respective counsel in connection with the registration or qualification of such

Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Selling Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Selling Holder or underwriter, if any, to complete its distribution of Registrable Securities  pursuant to the Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g) or (B) file any general consent to service of process or subject to taxation in any jurisdiction where it is not as of the date hereof so subject.

(h)                                 Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Selling Holders may request in connection with the sale of Registrable Securities pursuant to the Registration Statement.

(i)                                     Upon the occurrence of any event or the existence of any state of facts contemplated by Section 3(c)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Selling Holders of the occurrence of any event or the existence of any state of facts contemplated by Section 3(c)(v) above, the Selling Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(j)                                    Use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Securities on the New York Stock Exchange or The Nasdaq Stock Market or a similar national securities exchange.

(k)                                 Not later than the Effective Time of the Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities.

(l)                                     The Company shall use its commercially reasonable efforts to comply with all applicable Securities Act rules and regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(m)                             In the event of an Underwritten Offering, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriter(s) reasonably agree(s) should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(n)                                 The Company shall enter into such customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

(o)                                 The Company shall:

(i)                                     (A) make reasonably available for inspection by the Selling Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Selling Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Selling Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Selling Holders and any such underwriter, attorney, accountant or agent, and, in the sole discretion of the Company, the Company may require the execution of a confidentiality agreement prior to such disclosure, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Selling Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Selling Holders and other parties;

(ii)                                  in connection with any Underwritten Offering, make such representations and warranties to the Holders participating in such Underwritten Offering and to the managing underwriter(s), in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity securities;

(iii)                               in connection with any Underwritten Offering conducted, use commercially reasonable efforts to obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to each Holder participating in such Underwritten Offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity securities and such other matters as may be reasonably requested by such Selling Holders and underwriters;

(iv)                              in connection with any Underwritten Offering conducted, use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration

Statement), addressed to each Holder participating in such Underwritten Offering (if such Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(v)                                 in connection with any Underwritten Offering, use commercially reasonable efforts to deliver such documents and certificates as may be reasonably requested by any Holders participating in such Underwritten Offering and the managing underwriter(s), if any, including, without limitation, certificates to evidence compliance with Section 3(h) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

(p)                                 With respect to any Underwritten Offering, the Company shall use commercially reasonable efforts to cause the appropriate officers of the Company to prepare and make presentations at any “road shows” and before analysts, as the case may be, and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Holders participating in such Underwritten Offering and the underwriters in the offering, marketing or selling of the Registrable Securities.

(q)                                 In the case of an Underwritten Offering, the Company shall use its commercially reasonable efforts to cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA.

(r)                                    The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

(s)                                   If the Company grants registration rights to any investor, except for registration rights granted to an investor that is a holder of, together with its affiliates, at least 10% of the Company’s total equity outstanding immediately after giving effect to the issuance of securities in the 2012 Offering, that are more favorable to such investor than the registration rights provided herein for the benefit of the Holders, the Company will use reasonable efforts to extend such rights to the Holders of Registrable Securities on the same basis granted to such other investors.

4.                                      Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Agreement (including all such expenses relating to a Registration Statement) including (a) all Commission and any FINRA registration, filing and review fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of FINRA, and of its counsel), (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(g) and determination of their eligibility for investment under the laws of such jurisdictions as the Selling Holders may designate, including any reasonable fees and disbursements of counsel in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each Registration Statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of

(including certificates representing the Securities), (d) messenger, telephone and delivery expenses  relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (c) above, (e) internal expenses of the Company (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (f) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Company, (g) reasonable fees, disbursements and expenses of one counsel for the Selling Holders retained in connection with any Registration Statement, as selected by the Selling Holders of at least a majority of the Registrable Securities held by the Selling Holders (which counsel shall be reasonably satisfactory to the Company), (h) any fees charged by securities rating services for rating the Registrable Securities, and (i) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”).  Notwithstanding the foregoing, each Selling Holder of the Registrable Securities being registered shall pay its portion of all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities, and the fees and disbursements of any counsel or other advisors or experts retained by such Selling Holders (severally or jointly), other than the counsel and experts specifically referred to above.

5.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless each of the Holders of Registrable Securities included in a Registration Statement (and any of such Holders’ officers, directors, employees, managers, members, partners and agents and each person who controls such Holder) against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or other indemnified person may become subject under the Securities Act or otherwise (collectively, “Claims”), insofar as such Claims arise out of, relate to, or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus) contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities; and will reimburse each such Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

(b)                                 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to (i) indemnify and hold harmless the Company and all other Holders of Registrable Securities included in such Registration Statement (and any of such Holders’ officers, directors, employees, managers, members, partners and agents and each person who controls such Holder), against any losses, claims, damages or liabilities to which the Company or such other Holders or other indemnified person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any Issuer Free Writing Prospectus) contained therein or furnished by the Company to any Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any person under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.  If a Holder’s Registrable Securities are registered in an Underwritten Offering, such Holder shall be required to agree to such indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering and as are customary in such offerings.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 5(a) or Section 5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(e)                                  The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, manager, member, partner and agent of, each Holder, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act; and the obligations of the Holders contemplated by this Section 5 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act, as well as to each officer, director, employee, manager, member, partner and agent of the other Holders and to each person, if any, who controls such other Holders within the meaning of the Securities Act.

6.                                      Rule 144.

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)                                 use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first Registration Statement filed by the Company;

(b)                                 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  so long as a Holder owns any Registrable Securities, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 and, in any event, shall make available (either by mailing a copy thereof, by posting on the Company’s website, by press release or by such other means that the Company reasonably believes to be a reliable means of communication) to each Holder a copy of:

(i)                                     the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent auditors, no later than ninety (90) days after the end of each fiscal year of the Company;

(ii)                                  the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each fiscal quarter of the Company; and

(iii)                               any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and

(d)                                 at any time after it has become subject to the reporting requirements of the Exchange Act, so long as a Holder owns any Registrable Securities, to furnish to each such Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days following the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and to take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.

7.                                      Miscellaneous.

(a)                                 The Company represents, warrants, covenants and agrees that, except for registration rights, previously disclosed in writing to the Holders, granted to an investor that is, together with its affiliates, a holder of at least 10% of the Company’s Securities, it has not granted registration rights with respect to Securities which would be inconsistent with the terms contained in this Agreement.

(b)                                 The Company acknowledges that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement.  Time shall be of the essence in this Agreement.

(c)                                  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile, by email or by overnight courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 2301 W.  Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention:  Chief Financial Officer, and if to a Holder, to the address of such Holder set forth on the Holder’s signature page hereto, or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d)                                 All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company, the Holders from time to time of the Registrable

Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Company shall so request, any Holder and any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e)                                  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of Registrable Securities by such Holder.

(f)                                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the Company and the Holders hereby irrevocably submits to the jurisdiction of any state court in the State of New York or any federal court sitting in New York in respect of any proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Company and the Holders irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

(g)                                  The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h)                                 This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the Company and the Holders with respect to its subject matter.  This Agreement supersedes, terminates and replaces all prior agreements and understandings between the Company and the Holders with respect to its subject matter, including the Original Agreement.  Except as otherwise set forth herein, this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least a majority in aggregate amount of the Registrable Securities at the time outstanding.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

(i)                                     If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(j)                                    Each of the Company and the Holders irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

(k)                                 This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TALMER BANCORP, INC.

By:
	Name:	David T. Provost
	Title:	Chief Executive Officer

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[Signature page for the Holder appears on the following page.]

[Talmer Bancorp, Inc. Registration Rights Agreement]

NAME OF HOLDER:

[INSERT NAME]

By:

Name:

Title:

Address:

Facsimile:

Email:

[Talmer Bancorp, Inc. Registration Rights Agreement]